Exhibit 10.1

Reduct NV
Molenberglei 42-2627
Schelle, Belgium
Tel.: +32(0)3 451 77 39
Fax: +32(0)3 451 77 31

NOTICE UNDER SECTION 15.4 of the Amended and Restated Exclusive License and Distribution Agreement entered into December 15, 2009 between Reduct NV, Geospatial Holdings, Inc. on behalf of itself and its wholly owned subsidiary Geospatial Mapping Systems, Inc. and Delta Networks SA.

NOTICE OF TERMINATION FOR CAUSE UNDER SECTION 9.1 B

NOTICE OF REQUIREMENT TO IMMEDIATELY PAY IN CASH UNDER SECTION 9.2 B

Date:  December 16, 2010

Addressee:            Mark A. Smith
Geospatial Holdings, Inc.
229 Howes Run Road
Sarver, PA  16055
F:  +1 724-353-3049

With copy to:       Gerald P. Farano
Winston & Strawn LLP
1700 K Street, NW
Washington, DC  20006
F:  +1 202-282-5100

REGISTERED LETTER

Dear Mr. Smith,
Dear Mark,

Notice of Termination:

We hereby give Geospatial Holdings, Inc. notice of termination for cause under Section 9.1 B of the Amended and Restated Exclusive License And Distribution Agreement of December 15, 2009 (the “Agreement”) upon thirty (30) days of the date of this letter (the “Notice”) if Geospatial Holdings, Inc. on behalf of itself and its wholly owned subsidiary Geospatial Mapping Systems, Inc. (the “Licensee”) does not pay the agreed amounts pursuant to Section 2.2 of the Agreement or does not order the Products pursuant to Article IV of the Agreement and make payment therefore pursuant to Article V of the Agreement.

Amounts agreed to be paid up to the date of this Notice under Section 2.2 of the Agreement:
•	$3,000,000 due December 15, 2010

Products to order and make payment therefore up to the date of this Notice under Section 2.1 and Schedule 2.1 of the Agreement:
•	$2,500,000 due June 30, 2010
•	$1,750,000 due September 30, 2010
•	$1,750,000 due December 15, 2010

In total due up to the date of this Notice:  $9,000,000.

We hereby require Geospatial Holdings, Inc. upon termination coming into effect on January 17, 2011 to immediately pay by wire transfer to the Reduct account with IBAN:BE18 7350 032 4465, BIC: KREDBEBB and amount in cash equal to the aggregate amount of (i) any unpaid Minimum Purchase Quantities for the twenty four (24) months following termination, and (ii) any unpaid additional payments under Section 2.2 of the Agreement.

Amounts becoming due upon and as an effect of termination and in addition to the amount of $9,000,000 due up to the date of this Notice:

Amount due under Section 2.2 B of the Agreement:
•	$4,000,000
Amounts due under Section 2.1 and Schedule 2.1 of the Agreement:
•	1,937,500 failing Minimum Purchase Quantity March 31, 2011
•	1,937,500 failing Minimum Purchase Quantity June 30, 2011
•	1,937,500 failing Minimum Purchase Quantity September 30, 2011
•	1,937,500 failing Minimum Purchase Quantity December 31, 2011
•	1,653,125 failing Minimum Purchase Quantity March 31, 2012
•	1,653,125 failing Minimum Purchase Quantity June 30, 2012
•	1,653,125 failing Minimum Purchase Quantity September 30, 2012
•	1,653,125 failing Minimum Purchase Quantity December 31, 2012

In total due upon and in effect of termination on January 17, 2011:  $27,362,500.

Sincerely,

/s/ Otto Ballintijn
Otto Ballintijn

Reduct NV
Managing Director